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Exhibit 1.1

BRIDGEPOINT EDUCATION, INC.

(a Delaware corporation)

[                        ] Shares of Common Stock

PURCHASE AGREEMENT

Dated:    •    , 2009

BRIDGEPOINT EDUCATION, INC.
(a Delaware corporation)
[                        ] Shares of Common Stock
(Par Value $0.01 Per Share)
PURCHASE AGREEMENT

    •    , 2009

MERRILL LYNCH & CO. Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities Inc. as Representatives of the several Underwriters
c/o	Merrill Lynch & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center New York, New York 10080

Ladies and Gentlemen:

        Each stockholder of Bridgepoint Education Inc., a Delaware corporation (the "Company"), listed on Annex I hereto (each a "Selling Stockholder" and collectively, the "Selling Stockholders"), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and J.P. Morgan Securities Inc. ("J.P. Morgan") are acting as representatives (in such capacity, the "Representatives"), with respect to the sale by the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of the Company's Common Stock, par value $0.01 per share ("Common Stock"), set forth in said Schedule A, and with respect to the grant by the Selling Stockholders, acting severally and not jointly, to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [    •    ] additional shares of Common Stock to cover overallotments, if any. The aforesaid [                        ] shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the [    •    ] shares of Common Stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

        The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in any Registration Statement, any preliminary prospectus or the Final Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information (if any) which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in any Registration Statement, any preliminary prospectus or the Final Prospectus, as the case may be.

        SECTION 1.    Representations and Warranties.

        (a)    Representations and Warranties by the Company.    The Company represents and warrants to, and agrees with, the several Underwriters that:

          (i)    Filing and Effectiveness of Registration Statement; Certain Defined Terms.    The Company has filed with the Commission a registration statement on Form S-1 (No. 333-    •    ) covering the registration of the Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all material then incorporated by reference therein, all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the "Initial Registration Statement." The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the "Additional Registration Statement."

          As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

          For purposes of this Agreement:

          "430A Information", with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

          "430C Information", with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

          "Act" means the Securities Act of 1933, as amended.

          "Applicable Time" means [    •    ] [am][pm] (Eastern time) on the date of this Agreement.

          "Closing Time" has the meaning defined in Section 2(c) hereof.

          "Commission" means the United States Securities and Exchange Commission.

          "EDGAR" means the Commission's Electronic Data Gathering, Analysis and Retrieval system.

          "Effective Time" with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "Effective Time" with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Final Prospectus" means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Securities and otherwise satisfies Section 10(a) of the Act.

          "General Use Issuer Free Writing Prospectus" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule D to this Agreement.

          "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g).

          "Limited Use Issuer Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

          The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the "Registration Statements" and individually as a "Registration Statement". A "Registration Statement" with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A "Registration Statement" without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

          "Rule 424B" means Rule 424B of the Rules and Regulations under the Act.

          "Rule 430A" means Rule 430A of the Rules and Regulations under the Act.

          "Rule 430C" means Rule 430C of the Rules and Regulations of the Act.

          "Rules and Regulations" means the rules and regulations of the Commission.

          "Securities Laws" means, collectively, the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of "issuers" (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange ("Exchange Rules"), the National Association of Securities Dealers or the Financial Industry Regulation Authority.

          "Statutory Prospectus" with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

          Unless otherwise specified, a reference to a "rule" is to the indicated rule under the Act.

          (ii)    Compliance with Securities Act Requirements.    (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) at the Closing Time and on each Date of Delivery, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all respects to the requirements of the Act, (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and at the Closing Time and on each Date of Delivery, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) on the date of this Agreement, at their respective Effective Times or issue dates and at the Closing Time and on each Date of Delivery, each Registration Statement, the Final Prospectus, any Statutory Prospectus, any prospectus wrapper and any Issuer Free Writing Prospectus complied or comply in all material respects, and such documents and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Final Prospectus, any Statutory Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Selling Stockholder (other than a Selling Stockholder who is a director or officer of the Company) or by any Underwriter through the Representatives, in either case specifically for use therein.

          (iii)    Ineligible Issuer Status.    (i) At the time of the initial filing of the Initial Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an "ineligible issuer," as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405.

          (iv)    General Disclosure Package.    As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated [    •    ], 2009 and the other information, if any, stated in Schedule D to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the "General Disclosure Package"), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Selling Stockholder (other than a Selling Stockholder who is a director or officer of the Company) or by any Underwriter through the Representatives, in either case specifically for use therein.

          (v)    Issuer Free Writing Prospectuses.    Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in any Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in any Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

          (vi)    Good Standing of the Company.    (x) The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and (y) the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except in the case of clause (y) where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties, prospects or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").

          (vii)    Subsidiaries.    Each subsidiary of the Company has been duly formed as a limited liability company and is existing and in good standing under the laws of the jurisdiction of its organization, with limited liability company power and authority to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly registered to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such registration, except, in each case, where the failure to be so registered or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding membership interests of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and the membership interests of each subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects.

          (viii)    Securities.    The Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are, or in the case of Securities to be issued upon the exercise of options and warrants by Selling Stockholders, when the Securities have been delivered and paid for in accordance with the terms of such options and warrants will be, at the Closing Time and on each Date of Delivery, validly issued, fully paid and nonassessable and will conform to the information in the General Disclosure Package and to the description of such Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

          (ix)    No Finder's Fee.    Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

          (x)    Registration Rights.    (A) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, "registration rights"); and (B) each Selling Stockholder has agreed not to exercise such rights until after the expiration of the restricted period referred to in Section 3(i) hereof, other than the exercise of any such rights by a Selling Stockholder with respect to the Securities sold by such Selling Stockholder to the Underwriters pursuant to this Agreement.

          (xi)    Listing.    The Securities are listed on The New York Stock Exchange.

          (xii)    Absence of Further Requirements.    No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body, any accrediting agency or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Securities, except such as have been obtained, or made and such as may be required under state securities laws.

          (xiii)    Title to Property.    Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charge, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

          (xiv)    Absence of Defaults and Conflicts Resulting from Transaction.    The execution, delivery and performance of this Agreement, and the sale of the Securities by the Selling Stockholders will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or the articles of organization or operating agreement of any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body, any accrediting agency or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, including, without limitation, the Higher Education Act of 1965, as amended (the "HEA"), or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject except, in the cases of clauses (ii) and (iii) such breaches, violations, defaults or impositions (other than a Debt Repayment Triggering Event) that would not, individually or in the aggregate, result in a Material Adverse Effect; a "Debt Repayment Triggering Event" means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

          (xv)    Absence of Existing Defaults and Conflicts.    Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

          (xvi)    Authorization of Agreement.    This Agreement has been duly authorized, executed and delivered by the Company.

          (xvii)    Possession of Licenses and Permits.    The Company and its subsidiaries (A) possess, and are in compliance, in all material respects, with the terms of, all certificates, authorizations, accreditations, franchises, licenses and permits ("Licenses") necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, including, without limitation, all authorizations required to participate in federal financial aid programs under Title IV of the HEA, and (B) have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (xviii)    Absence of Labor Dispute.    No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

          (xix)    Possession of Intellectual Property.    The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (xx)    Environmental Laws.    Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

          (xxi)    Accurate Disclosure.    The statements in the General Disclosure Package and the Final Prospectus under the headings "Material U.S. Federal Tax Consequences to Non-U.S. Holders of Common Stock," "Description of Capital Stock," "Risk Factors-Risks Related to the Extensive Regulation of Our Business" and "Regulation," insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

          (xxii)    Absence of Manipulation.    The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (xxiii)    Statistical and Market-Related Data.    Any third-party statistical and market-related data included or incorporated by reference in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

          (xxiv)    Internal Controls.    Except as set forth in the General Disclosure Package, the Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, "Internal Controls") that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) the Company maintains records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the Company's assets, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. Generally Accepted Accounting Principles, (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements and (iv) information required to be disclosed by the Company in the reports that it files or submits under the Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms. The Internal Controls are overseen by the Audit Committee (the "Audit Committee") of the Company's Board of Directors (the "Board") in accordance with Exchange Rules. Except as contemplated in the General Disclosure Package, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an "Internal Control Event"), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

          (xxv)    Absence of Accounting Issues.    A member of the Audit Committee has confirmed to the Chief Executive Officer, Chief Financial Officer or General Counsel that, except as set forth in the General Disclosure Package, the Audit Committee is not reviewing or investigating, and neither the Company's independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company's disclosure with respect to, any of the Company's material accounting policies; (ii) any matter which could be reasonably likely to result in a restatement of the Company's financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

          (xxvi)    Sarbanes-Oxley.    The Company is in compliance with all applicable provisions of Sarbanes-Oxley and the applicable rules and regulations thereunder.

          (xxvii)    Litigation.    There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company's knowledge, contemplated.

          (xxviii)    Financial Statements.    The financial statements included in each Registration Statement and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; all non-GAAP financial information included in the Registration Statement and the General Disclosure Package complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act; the schedules included in each Registration Statement present fairly the information required to be stated therein; there are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement and the General Disclosure Package in accordance with Regulation S-X under the Act; and there are no off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)).

          (xxix)    No Material Adverse Change in Business.    Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the General Disclosure

  Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as has had, or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or as disclosed in or contemplated by the General Disclosure Package, there has been no change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

          (xxx)    Accounting Policies.    The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operation—Critical Accounting Policies and Estimates" in each Registration Statement and the General Disclosure Package accurately and fairly describes (A) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its consolidated subsidiaries and which require management's most difficult, subjective or complex judgments ("Critical Accounting Policies"), (B) judgments and uncertainties affecting the application of Critical Accounting Policies, and (C) to the extent required by the Rules and Regulations, explanations of the likelihood that materially different amounts would be reported under different conditions or using different assumptions.

          (xxxi)    Disclosure of Material Trends.    To the extent required by the Rules and Regulations, the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources" in the Registration Statement and the General Disclosure Package accurately and fairly describes material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur.

          (xxxii)    Investment Company Act.    The Company is not an "investment company" as defined in the Investment Company Act of 1940 (the "Investment Company Act").

          (xxxiii)    Absence of Unlawful Influence.    The Company has caused the Underwriters to offer or sell, any Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

          (xxxiv)    Change of Control.    The execution, delivery and performance of this Agreement and the sale of the Securities by the Selling Stockholders will not constitute a change in ownership resulting in a "change of control" of the Company pursuant to the applicable regulations promulgated under the HEA or any applicable statute or regulation.

          (xxxv)    Taxes.    The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the General Disclosure Package, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

          (xxxvi)    Insurance.    The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package; and the Company has obtained or will obtain directors' and officer's insurance in such amounts as is customary for a public company of comparable size in its industry.

          (xxxvii)    Compliance with Various Laws and Regulations.    Each of the Company, its subsidiaries, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, has not violated, and each's participation in the offering will not violate, any of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

          (xxxviii)    Accuracy of Enrollment Data.    The enrollment data included in any Registration Statement, the Final Prospectus or the General Disclosure Package present fairly and accurately the enrollment of students at the institutions owned by the Company, and as of the date hereof, there has not been any material adverse change in any of the Company's enrollment data as of June 30, 2009, as set forth in such Registration Statement, Final Prospectus or General Disclosure Package, as applicable.

          (xxxix)    Independence of Prior Auditor.    Clifton Gunderson LLP ("Clifton Gunderson") and Peterson & Co., LLP ("Peterson") were independent within the meaning of the Act during their respective periods of engagement by the Company.

          (xl)    2004 Financial Statements.    The financial statements for the year ended December 31, 2004 included in any Registration Statement or the Final Prospectus (a) are derived from the internal accounting records of the Company, (b) are prepared on a basis substantially consistent with the audited financial statements of the Company included in any Registration Statement or the Final Prospectus and (c) present fairly, in all material respects, the financial position of the Company in conformity with U.S. generally accepted accounting principles.

          (xli)    Procedures Performed on 2004 Financial Statements.    The Chief Financial Officer of the Company, or a member of his staff, has read the items marked on the attached copies of selected pages of the Registration Statement and Final Prospectus, included in Exhibit E hereto and has performed the procedures as set forth in Exhibit E hereto.

        (b)   Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

          (i)    Title to Securities.    Such Selling Stockholder (x) has valid and unencumbered title to its Securities, warrants issued by the Company or options issued by the Company, in each case, which upon conversion or exercise in aggregate represent at least the number of the Securities to be sold by such Selling Stockholder (which options and warrants will be fully vested and convertible or exercisable on or prior to the Closing Time and each Date of Delivery) and (y) at the Closing Time and on each Date of Delivery will have valid and unencumbered title to the Securities to be delivered by such Selling Stockholder at the Closing Time or on such Date of Delivery, as applicable, and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Securities to be delivered by such Selling Stockholder at the Closing Time or on such Date of Delivery, as applicable, hereunder; and upon the delivery of and payment for the Securities at the Closing Time and on each Date of Delivery hereunder the several Underwriters will acquire valid and unencumbered title to the Securities to be delivered by such Selling Stockholder at the Closing Time or on such Date of Delivery, as applicable.

          (ii)    Absence of Further Requirements.    No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by the Custody Agreement or this Agreement in connection with the offering and sale of the Securities to be sold by such Selling Stockholder, except such as have been obtained and made under the Act and such as may be required under state securities laws.

          (iii)    Absence of Defaults and Conflicts Resulting from Transaction.    The execution, delivery and performance of this Agreement and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, (i) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties or (ii) any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject or (iii) the charter or by-laws of such Selling Stockholder that is a corporation or the constituent documents of such Selling Stockholder that is not a natural person or a corporation, except, in the case of clauses (i) and (ii) above, for any breaches, violations, defaults, liens, charges or encumbrances that would not, individually or in the aggregate, have a material adverse effect on such Selling Stockholder or materially and adversely affect the ability of such Selling Stockholder to consummate the transactions contemplated herein;

          (iv)    Custody Agreement.    The Power of Attorney and related Custody Agreement with respect to such Selling Stockholder have been duly authorized (to the extent the Selling Stockholder is not a natural person), executed and delivered by or on behalf of such Selling Stockholder and constitute valid and legally binding obligations of such Selling Stockholder enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (v)    Compliance with Securities Act Requirements.    (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) at the Closing Time and on each Date of Delivery, each of the Initial Registration Statement and the Additional Registration Statement (if any)

  conformed and will conform in all material respects to the requirements of the Act and did not include and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and at the Closing Time and on each Date of Delivery, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein. Notwithstanding anything in this paragraph (v) to the contrary, with respect to each Selling Stockholder, the provisions of this paragraph (v) apply only to the extent that any statements in or omissions from any Registration Statement, Final Prospectus, prospectus wrapper, as amended or supplemented or any Statutory Prospectus are made in reliance on and in conformity with written information relating to such Selling Stockholder that is furnished to the Company by or on behalf of such Selling Stockholder specifically and expressly for use therein, it being understood and agreed that the only such information contained in any Registration Statement or any Statutory Prospectus is the information in such Registration Statement or such Statutory Prospectus with respect to such Selling Stockholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption "Principal and Selling Stockholders" (the "Selling Stockholder Information"), provided that with respect to Warburg Pincus Private Equity VIII, L.P. ("WP") as a Selling Stockholder, Selling Stockholder Information shall also include the information contained in any Registration Statement or any Statutory Prospectus describing (x) WP's agreements with Ryan Craig or performance thereunder, (y) WP's guarantee in favor of a postsecondary college in the Connecticut state college system or performance thereunder or (z) WP's loan to Andrew Clark, related documents thereto or performance with respect to such loan or related documents, in each case which appear:

    (1)
    in the first or second paragraphs or the first sentence of the third paragraph in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Related Party Transactions";

    (2)
    in footnote (5) to the table regarding compensation information for non-employee directors under "Management—Compensation of Directors";

    (3)
    in "Certain Relationships and Related Transactions—Warburg Pincus Guarantee"; or

    (4)
    in "Certain Relationships and Related Transactions—November 2003 Loan from Warburg Pincus to Andrew Clark".

    (5)
    in Note 15 to the Company's Consolidated Financial Statements, under the headings "Director Agreement", "November 2003 Loan from Warburg Pincus to the Company's CEO and President" and "Warburg Pincus Guarantee", but not including the last sentence of the paragraph under the heading "Warburg Pincus Guarantee".

          (vi)    Authorization of Agreement.    This Agreement has been duly authorized (to the extent the Selling Stockholder is not a natural person), executed and delivered by or on behalf of such Selling Stockholder.

          (vii)    No Finder's Fee.    Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

          (viii)    Absence of Manipulation.    Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

        SECTION 2.    Sale and Delivery to Underwriters; Closing.

        (a)    Initial Securities.    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Stockholder, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from each Selling Stockholder, severally and not jointly, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof. Except in the case of a Selling Stockholder that does not hold Securities to be sold by it in certificated form, certificates in negotiable form for the Securities to be sold hereunder by the Selling Stockholders have been placed in custody, for delivery under this Agreement, under Custody Agreements (each a "Custody Agreement", and together, the "Custody Agreements") made with Wells Fargo Shareholder Services, as custodian ("Custodian"). Each Selling Stockholder that holds Securities to be sold by it in certificated form agrees that the shares represented by the certificates held in custody for such Selling Stockholder under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by such Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Securities hereunder, certificates for such Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

        (b)    Option Securities.    In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholders, severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional [    •    ] shares of Common Stock in the aggregate, severally and not jointly, at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch and J.P. Morgan to the Selling Stockholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by Merrill Lynch and J.P. Morgan, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch and J.P. Morgan in their discretion shall make to eliminate any sales or purchases of fractional shares.

        (c)    Payment.    The Custodian, with respect to Initial Securities held by Selling Stockholders in certificated form, and each Selling Stockholder, with respect to Initial Securities held by such Selling Stockholder in non-certificated form, will deliver the Initial Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment by the Underwriters of the purchase price in Federal (same day) funds or wire transfer of immediately available funds to an account at a bank acceptable to the Representatives drawn to the order of the Custodian (with respect to the Initial Securities being purchased from the Selling Stockholders, respectively) or the respective Selling Stockholders, as applicable, at the office of Cravath, Swaine & Moore LLP, or at such other place as shall be agreed upon by the Representatives and the Selling Stockholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Selling Stockholders (such time and date of payment and delivery being herein called "Closing Time").

        In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, the Custodian, with respect to Option Securities held by Selling Stockholders in certificated form, and each Selling Stockholder, with respect to Option Securities held by such Selling Stockholder in non-certificated form, will deliver the Option Securities being purchased on each Date of Delivery to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives, against payment by the Underwriters of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Custodian (with respect to the Option Securities being purchased from the Selling Stockholders, respectively) or the respective Selling Stockholders, as applicable, at the above office of Cravath, Swaine & Moore LLP.

        Payment shall be made to the Selling Stockholders by wire transfer of immediately available funds to a bank account designated by the Custodian or the Selling Stockholders, as applicable, against delivery to the Representatives for the respective accounts of the Underwriters of certificates (or if no such certificates exist, Securities in a form reasonably acceptable to the Representatives) for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch or J.P. Morgan, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Time (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Securities sold pursuant to the offering.

        (d)    Denominations; Registration.    Certificates for the Initial Securities and the Option Securities (or other form of the Securities reasonably acceptable to the Representatives), if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities (or other form of the Securities reasonably acceptable to the Representatives), if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

        SECTION 3.    Covenants of the Company and the Selling Stockholders.    Each Selling Stockholder, severally and not jointly, covenants with the Underwriters and hereby agrees to execute and deliver the "lock-up" agreements referred to in Section 5(h) of this Agreement.

        The Company covenants with each Underwriter as follows:

        (a)    Compliance with Securities Regulations and Commission Requests.    The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to any Registration Statement shall become effective, or any supplement to the Final Prospectus or any amended Final Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to any Registration Statement or any amendment or supplement to the Final Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Act concerning any Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities. The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b)    Filing of Amendments and Exchange Act Documents.    The Company will give the Representatives notice of its intention to file or prepare any amendment to any Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in any Registration Statement at the time it became effective or to the Final Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object. The Company has given the Representatives notice of any filings made pursuant to the Exchange Act or the Rules and Regulations within 48 hours prior to the execution of this Agreement; the Company will give the Representatives notice of its intention to make any such filing from the execution of this Agreement to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

        (c)    Delivery of Registration Statements.    The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of each Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of each Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statements and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (d)    Delivery of Prospectuses.    The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Act. The Company will furnish to each Underwriter, without charge, during the period when the Final Prospectus is required to be delivered under the Act, such number of copies of the Final Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Final Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (e)    Continued Compliance with Securities Laws.    The Company will comply with the Act and the Rules and Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Final Prospectus. If at any time when a prospectus is required by the Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend any Registration Statement or amend or supplement the Final Prospectus in order that the Final Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend any Registration Statement or amend or supplement the Final Prospectus in order to comply with the requirements of the Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make any Registration Statement or the Final Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in any Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify Merrill Lynch and J.P. Morgan and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

        (f)    Blue Sky Qualifications.    The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the Effective Date of the Registration Statement and any Additional Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

        (g)    Rule 158.    The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Act.

        (h)    Listing.    The Company will use its reasonable best efforts to maintain the listing of the Securities on the New York Stock Exchange.

        (i)    Restriction on Sale of Securities.    During a period of 90 days from the date of the Final Prospectus, the Company will not, without the prior written consent of Merrill Lynch and J.P. Morgan, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Final Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Final Prospectus or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this clause (i) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

        (j)    Reporting Requirements.    The Company, during the period when the Final Prospectus is required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

        (k)    Issuer Free Writing Prospectuses.    The Company and Selling Stockholders represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an "issuer free writing prospectus," as defined in Rule 433, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives or by the Company and the Representatives, as the case may be, is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus," as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

        SECTION 4.    Payment of Expenses.

        (a)    Expenses.    The Company will pay all expenses incident to the performance of its obligations and the obligations of the Selling Stockholders under this Agreement, including (i) the preparation, printing and filing of any Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Final Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities and (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show.

        (b)    Termination of Agreement.    If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

        SECTION 5.    Conditions of Underwriters' Obligations.    The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their covenants and other obligations hereunder, and to the following further conditions:

        (a)    Effectiveness of Registration Statement.    Each Registration Statement, including any Additional Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of any Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

        (b)    Opinion of Counsel for Company.    At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, in substantially the form set forth in Exhibit A.

        (c)    Opinion of Counsel for Underwriters.    At Closing Time, the Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, with respect to such matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

        (d)    Officers' Certificate.    At Closing Time, there shall not have been, since the date hereof, since the Applicable Time or since the respective dates as of which information is given in the Final Prospectus or the General Disclosure Package, any material adverse change in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

        (e)    Accountant's Comfort Letter.    At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in any Registration Statement and the Final Prospectus.

        (f)    Bring-down Comfort Letter.    At Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the "specified date" referred to in such letter shall be a date not more than three business days prior to Closing Time.

        (g)    Approval of Listing.    At Closing Time, the Securities shall be listed on the New York Stock Exchange.

        (h)    Lock-up Agreements.    At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B-1 hereto signed by the persons listed on Schedule C hereto. Each of the Selling Stockholders hereby agree to execute and deliver such agreements.

        (i)    Opinion of Counsel for Selling Stockholders.    At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time (a) of Willkie Farr & Gallagher LLP, counsel for WP, in substantially the form set forth in Exhibit C-1 hereto and (b) of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Selling Stockholders (other than WP), in substantially the form set forth in Exhibit C-2 hereto.

        (j)    Opinion of Regulatory Counsel for the Company.    At Closing Time, the Representatives shall have received the opinion, dated as of Closing Time, of Powers Pyles Sutter & Verville P.C., special regulatory counsel for the Company, in substantially the form set forth in Exhibit D hereto.

        (k)    Conditions to Purchase of Option Securities.    In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Stockholders contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

          (i)    Officers' Certificate.    A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

          (ii)    Opinion of Counsel for Company.    The opinion of Wilson Sonsini Goodrich & Rosati P.C., counsel for the Company, dated as of such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise in substantially the form as the opinion required by Section 5(b) hereof.

          (iii)    Opinion of Counsel for Underwriters.    The opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated as of such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise in substantially the form as the opinion required by Section 5(c) hereof

          (iv)    Opinion of Counsel for Selling Stockholders.    The opinion of (i) of Willkie Farr & Gallagher LLP, counsel for the WP and (ii) of Wilson Sonsini Goodrich & Rosati P.C., counsel for the Selling Stockholders (other than WP), in each case dated as of such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise in substantially the form as the opinions required by Section 5(i) hereof.

          (v)    Opinion of Regulatory Counsel for Company.    The opinion of Powers Pyles Sutter & Verville PC, special regulatory counsel for the Company, dated as of such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise in substantially the form as the opinion required by Section 5(j) hereof.

          (vi)    Bring-down Comfort Letter.    A letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery

        (l)    Additional Documents.    At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Selling Stockholders and the Company in connection with the sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

        (m)    Custodian Tax Letter.    The Custodian will deliver to the Representatives a letter stating that it will deliver to each Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

        (n)    Termination of Agreement.    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and WP at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

        SECTION 6.    Indemnification.

        (a)    Indemnification of Underwriters.    The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

          (i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), including the 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Final Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

          (iii)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch and J.P. Morgan), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Selling Stockholder (other than a Selling Stockholder who is a director or officer of the Company) or by any Underwriter through Merrill Lynch or J.P. Morgan, in either case expressly for use in any Registration Statement (or any amendment thereto), including the 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Final Prospectus (or any amendment or supplement thereto).

        The Selling Stockholders, severally but not jointly, will indemnify and hold harmless each Underwriter, its Affiliates, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

          (i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), including the 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Final Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii)   against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

          (iii)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch and J.P. Morgan), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch or J.P. Morgan expressly for use in any Registration Statement (or any amendment thereto), including the 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Final Prospectus (or any amendment or supplement thereto); and provided further, that each Selling Stockholder will be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance on and in conformity with the Selling Stockholder Information; provided further, that the liability of a Selling Stockholder pursuant to this subsection (a) shall not exceed the aggregate proceeds received after underwriting commissions and discounts, but before expenses, from the sale of Securities by such Selling Stockholder pursuant to this Agreement (with respect to each Selling Stockholder, such amount being referred to herein as such Selling Stockholder's "Net Proceeds").

        (b)    Indemnification of Company, Selling Stockholders, Directors and Officers.    Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed any Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Selling Stockholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Registration Statement (or any amendment thereto), including the 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch or J.P. Morgan expressly for use therein.

        (c)    Actions against Parties; Notification.    Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch and J.P. Morgan, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the indemnified party. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

        SECTION 7.    Contribution.    If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Final Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Final Prospectus.

        The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of such Selling Stockholder's Net Proceeds. The Selling Stockholders' obligations in this Section 7 to contribute are several in proportion to their respective Net Proceeds and not joint.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed any Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

        SECTION 8.    Representations, Warranties and Agreements to Survive.    All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company, any Selling Stockholder or any person controlling any Selling Stockholder and (ii) delivery of and payment for the Securities.

        SECTION 9.    Termination of Agreement.

        (a)    Termination; General.    The Representatives may terminate this Agreement, by notice to the Company and WP, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Prospectus (exclusive of any supplement thereto) or General Disclosure Package, any change or any development or event involving a prospective change in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives is material and adverse and makes it impractical or inadvisable to market the Securities (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

        (b)    Liabilities.    If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

        SECTION 10.    Default by One or More of the Underwriters.    If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (i)    if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (ii)   if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Selling Stockholders to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in any Registration Statement or Final Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

        SECTION 11.    Tax Disclosure.    Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

        SECTION 12.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at 4 World Financial Center, New York, New York 10080, attention of Syndicate Department and at 383 Madison Avenue, New York, New York 10179, attention of Equity Syndicate Desk; notices to the Company shall be directed to it at 13500 Evening Creek Dr. North, Suite 600, San Diego, California 92128, attention of Daniel J. Devine; notices to WP shall be directed to it at One Market Plaza, Spears Tower, Suite 1700, San Francisco, California 94105, Attention: Barry Taylor; and notices to the Selling Stockholders shall be directed to them at Wilson Sonsini Goodrich & Rosati P.C. at 12235 El Camino Real, San Diego, California, attention of Martin J. Waters.

        SECTION 13.    Parties.    This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Selling Stockholders and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Selling Stockholders and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Selling Stockholders and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        SECTION 14.    No Advisory or Fiduciary Relationship.    The Company and the Selling Stockholders acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm's-length commercial transaction between the Company and the Selling

Stockholders, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees, any of the Selling Stockholders or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) and no Underwriter has any obligation to the Company or any Selling Stockholder with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and the Selling Stockholders, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Selling Stockholders have consulted their own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

        SECTION 15.    Integration.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and Underwriters, or any of them, with respect to the subject matter hereof.

        SECTION 16.    Trial by Jury.    The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        SECTION 17.    GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        SECTION 18.    TIME.    TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

        SECTION 19.    Counterparts.    This Agreement may be executed in any number of original, facsimile and/or PDF counterparts, each of which shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

        SECTION 20.    Effect of Headings.    The Section headings herein are for convenience only and shall not affect the construction hereof.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Selling Stockholders and the Company in accordance with its terms.

Very truly yours,
BRIDGEPORT EDUCATION, INC.
By	Title:
[SELLING STOCKHOLDERS]
By	Title:
WARBURG PINCUS PRIVATE EQUITY VIII, L.P.
By:	WARBURG PINCUS PARTNERS, LLC, its Sole General Partner
By	WARBURG PINCUS & CO., its Managing Member
By	Title:

CONFIRMED AND ACCEPTED, as of the date first above written:
MERRILL LYNCH & CO. MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED J.P. MORGAN SECURITIES INC.
By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By	Authorized Signatory
By:	J.P. MORGAN SECURITIES INC.
By	Authorized Signatory

        For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

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  Exhibit 1.1